UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 846-4280

222 Broadway, 19th Floor, New York, NY 10038
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 27, 2018, Yield Endurance, Inc., a New Jersey corporation ("Yield") and a wholly-owned subsidiary of Sport Endurance, Inc., a Nevada corporation (the "Company"), received a notice from Madison Partners LLC ("Madison") of a loan extended by Madison in the principal amount of 110 Bitcoin (the "BTC Loan") to a third party (the "Borrower") pursuant to the Confidential BTC Lending Program Participation Agreement, dated March 12, 2018, by and between Yield and Madison (the "BTC Agreement"). Under the BTC Agreement Yield has the right in its sole discretion to veto any loans to be made by Madison to third parties pursuant to the BTC Agreement. Yield did not exercise its right to veto the BTC Loan.

The Borrower is affiliated with Madison, with Prism Funding Co., LP (the "Senior Lender") and with the lender under Yield's Senior Secured Convertible Note issued on March 12, 2018. The Borrower also indirectly holds a minority of the general partnership interests and a majority of the limited partnership interests of the lender under Yield's Senior Secured Convertible Note issued on March 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: May 2, 2018	By:	/s/ David Lelong
Name: David Lelong Title: Chief Executive Officer